                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                      Date of Report:  November 13, 1998

                AmeriCredit Automobile Receivables Trust 1998-B
            (Exact Name of Registrant as specified in its charter)


   United States               333-36365                    88-0359494
 -----------------             ---------                    ----------
  (State or Other       (Commission File Number)         (I.R.S. Employer
    Jurisdiction                                      Identification Number)
 of Incorporation)


                       c/o AmeriCredit Financial
                             Services, Inc.
                      Attention:  Daniel E. Berce
                           200 Bailey Avenue
                         Fort Worth, TX  76107
                         (Address of Principal
                           Executive Office)

                             (817) 332-7000
                       Registrant's phone number

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Item 5.        Other Events

     Information relating to distributions to Noteholders for the October, 1998 Collection Period of the Registrant in respect of the Class A-1 Asset Backed Notes, Class A-2 Floating Rate Asset Backed Notes, Class A-3 Floating Rate Asset Backed Notes, Class A-4 Asset Backed Notes, and the Class A-5 Asset Backed Notes (collectively, the "Notes") issued by the Registrant, and the performance of the Receivables held by the Registrant, together with certain other information relating to the Notes, is contained in the Preliminary Servicer's Certificate and the Servicer's Certificate for the referenced Collection Period, both of which Certificates are provided to Noteholders pursuant to the Sale and Servicing Agreement dated as of May 11, 1998 between the Registrant, AFS Funding Corp., as Seller, AmeriCredit Financial Services, Inc., as Servicer, and Bank One, N.A., as Backup Servicer and Trust Collateral Agent (the "Agreement").

Item 7.        Financial Statements, Exhibits

Exhibit No.      Exhibit
----------       -------
  99.1           Preliminary Servicer's Certificate and Servicer's Certificate
                 for the October, 1998 Collection Period relating to the Notes issued by the Registrant pursuant to the Agreement.

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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


AmeriCredit Automobile Receivables Trust 1998-B

By:  AmeriCredit Financial Services, Inc., as Servicer



/s/  Daniel E. Berce
     Daniel E. Berce
     Vice Chairman and
     Chief Financial Officer

November 13, 1998

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                                 EXHIBIT INDEX


Exhibit
-------
  99.1 Preliminary Servicer's Certificate and Servicer's Certificate for the October, 1998 Collection Period relating to the Notes issued by the Registrant.